Exhibit 1.01 to Form SD

CGG

Conflict Minerals Report

for the reporting period January 1 to December 31, 2015

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2015 is presented by CGG (hereinafter referred to as “CGG”, “we, “our” and “us”) to comply with Rule 13p-1 (the “Rule”) under the US Securities Exchange Act of 1934. The Securities and Exchange Commission (“SEC”) adopted the Rule in 2012 to implement the provisions of the US Dodd-Frank Wall Street Reform and Consumer Protection Act relating to disclosure and reporting obligations concerning conflict minerals (“Conflict Minerals”) that originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (Angola, Burundi, Central African Republic, the Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia, and, together with the DRC, the “DRC Covered Countries”). “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite or their derivatives which are limited to tantalum, tungsten and tin.

CGG is a global participant in the geoscience industry, as a manufacturer of geophysical equipment, as a provider of marine, land and airborne data acquisition services, and as a provider of a wide range of other geoscience services, including data imaging, seismic data characterization, geoscience and petroleum engineering consulting services, and collecting, developing and licensing geological data. Our clients are principally in the oil and gas exploration and production industry.

As of December, 31, 2015, CGG was organized in eight business lines, as follows:

•	Equipment (which includes all the Sercel business entities or trademarks, such as Metrolog, GRC and De Regt);

•	Marine Acquisition;

•	Land Acquisition (including Land EM and General Geophysics);

•	Multi-Physics;

•	Multi-Client and New Ventures;

•	Subsurface Imaging;

•	GeoSoftware (including the software sales and development of Jason and Hampson-Russell); and

•	GeoConsulting (including the consulting activities of Jason and Hampson-Russell combined with the consulting and geologic library business of Robertson, as well as Data Management Services).

We report our result only for the Equipment segment i.e. the Sercel business entities in so far as these are the sole entities within the CGG Group that may use Conflict Minerals that are necessary to the functionality or production of certain products we manufacture, mainly electronic goods. Gold, tin and tantalum are used to plate or bond printed circuit boards or semi-conductors. Tungsten is used, in very small quantities, on machining tools and as a diffusion barrier on semiconductors and microelectromechanical systems that we use. These metals have specific electrical properties that are required to provide the high level of functionality and quality demanded by Sercel customers and cannot be replaced by other metals.

Products

Sercel manufactures a complete range of geophysical equipment for seismic data acquisition. Our products that contain Conflict Minerals are land and marine recording systems, land and marine cables, sensors, land and marine sources, quality controls tools, streamers, underwater acoustics, downhole seismic tools and memory gauges. All these products contain electronic components, and hence Conflict Minerals.

Reasonable Country of Origin Enquiry

We conducted a reasonable country of origin enquiry (“RCOI”) based on the standardized Conflict Minerals Report Template (“CMRT”) released by the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) to determine whether any of the Conflict Minerals necessary to the functionality or production of our products were sourced from the DRC Covered Countries. We performed our risk assessment by identifying components or parts that could contain Conflict Minerals and then identifying the relevant suppliers.

Once this assessment was completed, we populated the list of the relevant suppliers with contact information. We sent letters to those suppliers explaining the reasons for the query and asking them to fill out the CMRT in full to determine whether the parts or components they sold to us contain Conflict Minerals and if so to determine the country of origin of such minerals and the smelters that supply the relevant suppliers.

Based on the information obtained from supplier declarations and responses, we concluded that we were not able to determine the country of origin of the Conflict Minerals used in our products and that further due diligence was necessary.

Conflict Minerals Policy

In October 2013, our Equipment segment adopted and implemented a Conflict Minerals Policy. This policy describes the reasonable country of origin inquiry undertaken and requires our suppliers to apply the same request for transparency and traceability to their own supply chain. Our standard terms and conditions of purchase have been updated to specify that each supplier is to perform due diligence on its own supply chain to determine the country of origin of the Conflict Minerals it uses.

We also have in place a company-level grievance mechanism, as described in our Business Code of Conduct, that enables employees and third parties to anonymously report concerns regarding compliance including the use of Conflict Minerals that could originate from the DRC Covered Countries.

Due Diligence

As a consequence of the outcome of our RCOI, we designed a due diligence process that we believe conforms, in all material respects, to the framework provided by the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (the “OECD Guidance”). We took into account the fact that we do not purchase Conflict Minerals directly and that we are, to the contrary, at the very end of the supply chain. Our due diligence process was also rendered more complex by the fact that Sercel purchases a significant amount of parts or components through distributors located in Europe that are not yet subject to Conflict Minerals reporting.

We have formed a team of personnel including members of the purchasing departments of our five manufacturing sites (Carquefou in France, Houston (Texas), Tulsa (Oklahoma) in the United States of America, Hebei in China and Rotterdam in the Netherlands) and the Sercel Legal Division.

We have performed the following due diligence measures:

•	The supply chain teams of each concerned subsidiary conducted an internal review of all suppliers that could have sold component or parts that could contain Conflict Minerals during 2015 (“Relevant Suppliers”).

•	Each concerned subsidiary then asked its Relevant Suppliers to complete the standardized CMRT released by EICC/GeSI that we have adopted as part of our due diligence process.

•	A reminder was sent to Relevant Suppliers that did not provide a complete CMRT or that provided only their own Conflict Minerals policy without identifying the smelters in their supply chain.

•	The Legal Division reviewed the answers received and consolidated the information collected for all concerned Sercel entities

•	We performed a detailed review of the reported smelter information disclosed in the questionnaires in order to determine the actual number of unique smelters identified. From the entities identified as smelters in the CMRT questionnaires, we excluded those entities not identified as smelters based on the Conflict Free Sourcing Initiative (“CFSI”) smelters reference list.

•	We next compared our list of identified smelters against the lists of CFS certified smelters and refiners published by the CFSI or the London Bullion Market Association as well as against the list of smelters that are currently engaged in an audit process (referred to as “active smelters”).

•	Sercel relies upon the information provided by the CFSI, which certifies smelters and refiners as being conflict free (a “CFS”), after an independent audit has been conducted.

Sercel does not purchase these minerals directly, and tracing the country of origin is a complex task. We must rely on our direct suppliers and sub-contractors to provide accurate information on the origin of the Conflict Minerals used.

Due diligence results

We identified 494 suppliers that could provide us with components or parts that could contain Conflict Minerals. The response rate amounted to 90%, of which 67% sent us back the CMRT questionnaire duly completed, including a list of smelters that supply such supplier. This constituted an improvement compared the rate of response to our 2015 survey. However, some suppliers sent us only their Conflict Minerals policy or a statement despite our reminder and hence did not provide us with information on smelters. Some of our distributors provided questionnaires filled out by their own suppliers.

A large majority of the responses received provided smelter information at the supplier level and did not identify the smelters or refiners used for a particular part or component.

Our due diligence efforts led us to determine that a certain number of smelters used in our supply chains appear on the EICC/CFSI lists of Conflict Free Smelters and Refiners, as set out below:

Conflict mineral	Number of smelters	Percentage of smelters that were CFS certified as of April 25, 2016	Percentage of smelters that were “active smelters” in the CFS audit program as of April 25, 2016
Tantalum	49	94%	2%
Tin	91	62%	21%
Gold	134	60%	11%
Tungsten	50	56%	32%

From the above, we concluded that 80% of the smelters identified are CFS certified or engaged in a Conflict Free Smelter audit program and reflected these respectively as “CFS” and “active” in the list of smelters attached as Annex A. Where no such designation appears next to a smelter in Annex A, such smelter is neither CFS certified nor active in a CFS audit program.

The suppliers’ responses have been electronically archived and will be kept for at least a five-year period.

Based on our supply chain due diligence efforts, we have not been able to conclusively determine the country of origin of all Conflict Minerals used by our suppliers and distributors or to determine to what extent they come from recycled or scrap sources.

The list of identified smelters is attached as Annex A.

Risk mitigation

We intend to take the following steps to mitigate the risk that our necessary Conflict Minerals benefit armed groups and improve our due diligence process:

•	enhance supplier communications to improve supplier response rate and data accuracy and completeness;

•	engage with any of our suppliers found to be supplying us with Conflict Minerals from the DRC Covered Countries and with smelters/refiners that are not Conflict Free to find an alternative compliant source;

•	implement additional reporting capabilities;

•	include a Conflict Minerals clause in renewed suppliers contracts;

•	engage with European suppliers that provided incomplete responses or did not provide answers for 2015 to help ensure they provide the relevant information for our 2016 review; and

•	update of our Suppliers’ Code of Conduct with a chapter dedicated to Conflict Minerals.

Report : we report on our supply chain due diligence by filing our Form SD on an annual basis.

Forward looking statements

Statements relating to due diligence process improvements and compliance process statements are forward looking in nature and are based on CGG management’s current expectations. These forward-looking statements are not a guarantee of performance and are subject to risks and uncertainties that may be outside of CGG’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

Annex A

List of identified smelters and status as “CFS” or “active” in a CFS audit program (blank if neither)

mineral	Smelter name	country location	CFS or Active
Gold	Advanced Chemical Company	UNITED STATES	Active
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CFS
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CFS
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CFS
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Argor-Heraeus SA	SWITZERLAND	CFS
Gold	Asahi Pretec Corporation	JAPAN	CFS
Gold	Asahi Refining Canada Limited	CANADA	CFS
Gold	Asahi Refining USA Inc.	UNITED STATES	CFS
Gold	Asaka Riken Co., Ltd.	JAPAN	CFS
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CFS
Gold	Aurubis AG	GERMANY	CFS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CFS
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN	CFS
Gold	C. Hafner GmbH + Co. KG	GERMANY	CFS
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CFS
Gold	Cendres + Métaux SA	SWITZERLAND	Active
Gold	Chimet S.p.A.	ITALY	CFS
Gold	China Sino-Platinum Metals Co.,Ltd	CHINA
Gold	China Gold	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold	DaeryongENC	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Active
Gold	DODUCO GmbH	GERMANY	CFS
Gold	Dowa	JAPAN	CFS
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CFS
Gold	Elemetal Refining, LLC	UNITED STATES	CFS
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CFS
Gold	Faggi Enrico S.p.A.	ITALY	Active
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY	CFS
Gold	Heraeus Ltd. Hong Kong	CHINA	CFS
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CFS
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	C
Gold	Istanbul Gold Refinery	TURKEY	CFS
Gold	Japan Mint	JAPAN	CFS
Gold	Jiangxi Copper Company Limited	CHINA	CFS
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CFS
Gold	JSC Uralectromed	RUSSIAN FEDERATION	CFS
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CFS
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN	CFS
Gold	Kennecott Utah Copper LLC	UNITED STATES	CFS
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd	JAPAN	CFS
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Active
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CFS
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES	CFS
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CFS
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies SA	SWITZERLAND	CFS
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CFS
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CFS
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Active
Gold	Metalor USA Refining Corporation	UNITED STATES	CFS
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CFS
Gold	Mitsubishi Materials Corporation	JAPAN	CFS
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CFS
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CFS
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CFS
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CFS
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Nihon Material Co. LTD	JAPAN	CFS
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CFS
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CFS
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CFS
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CFS
Gold	PAMP SA	SWITZERLAND	CFS
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CFS
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CFS
Gold	PX Précinox S.A.	SWITZERLAND	CFS
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CFS
Gold	Republic Metals Corporation	UNITED STATES	CFS
Gold	Royal Canadian Mint	CANADA	CFS
Gold	SAAMP	FRANCE	CFS
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Active
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Active

Gold	Schone Edelmetaal	NETHERLANDS	CFS
Gold	SEMPSA Joyería Platería SA	SPAIN	CFS
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CFS
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CFS
Gold	Singway Technology Co., Ltd.	TAIWAN	CFS
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CFS
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CFS
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CFS
Gold	T.C.A S.p.A	ITALY	CFS
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CFS
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CFS
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CFS
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF	Active
Gold	Umicore Brasil Ltda.	BRAZIL	CFS
Gold	Umicore Precious Metals Thailand	THAILAND	CFS
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CFS
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CFS
Gold	Valcambi SA	SWITZERLAND	CFS
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CFS
Gold	WIELAND Edelmetalle GmbH	GERMANY	Active
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CFS
Gold	Yokohama Metal Co., Ltd.	JAPAN	CFS
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CFS
Gold	Zijin Mining Group Co. Ltd	CHINA	CFS
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CFS
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CFS
Tantalum	D Block Metals, LLC	UNITED STATES	CFS
Tantalum	Duoluoshan	CHINA	CFS
Tantalum	E.S.R. Electronics	UNITED STATES	Active
Tantalum	Exotech Inc.	UNITED STATES	CFS
Tantalum	F&X Electro-Materials Ltd.	CHINA	CFS
Tantalum	FIR Metals & Resource Ltd.	CHINA	CFS
Tantalum	Global Advanced Metals Aizu	JAPAN	CFS
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CFS
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CFS
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CFS
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CFS
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CFS

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CFS
Tantalum	H.C. Starck Inc.	UNITED STATES	CFS
Tantalum	H.C. Starck Ltd.	JAPAN	CFS
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CFS
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CFS
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CFS
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CFS
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CFS
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CFS
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CFS
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CFS
Tantalum	KEMET Blue Metals	MEXICO	CFS
Tantalum	KEMET Blue Powder	UNITED STATES	CFS
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CFS
Tantalum	LSM Brasil S.A.	BRAZIL	CFS
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CFS
Tantalum	Mineração Taboca S.A.	BRAZIL	CFS
Tantalum	Mitsui Mining & Smelting	JAPAN	CFS
Tantalum	Molycorp Silmet A.S.	ESTONIA	CFS
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CFS
Tantalum	Plansee SE Liezen	AUSTRIA	CFS
Tantalum	Plansee SE Reutte	AUSTRIA	CFS
Tantalum	QuantumClean	UNITED STATES	CFS
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CFS
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CFS
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CFS
Tantalum	Taki Chemicals	JAPAN	CFS
Tantalum	Telex Metals	UNITED STATES	CFS
Tantalum	Tranzact, Inc.	UNITED STATES	CFS
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CFS
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CFS
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CFS
Tantalum	Zhuzhou Cemented Carbide	CHINA	CFS
Tin	Alpha	UNITED STATES	CFS
Tin	An Thai Minerals Company Limited	VIET NAM	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	Active
Tin	China Tin Group Co., Ltd.	CHINA	CFS
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CFS
Tin	CV Ayi Jaya	INDONESIA	CFS
Tin	CV Dua Sekawan	INDONESIA	Active
Tin	CV Gita Pesona	INDONESIA	CFS
Tin	CV Serumpun Sebalai	INDONESIA	CFS
Tin	CV Tiga Sekawan	INDONESIA	Active
Tin	CV United Smelting	INDONESIA	C

Tin	CV Venus Inti Perkasa	INDONESIA	CFS
Tin	Dowa	JAPAN	CFS
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CFS
Tin	EM Vinto	BOLIVIA	CFS
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Active
Tin	Fenix Metals	POLAND	CFS
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CFS
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Gejiu Zi-Li	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Active
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Active
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CFS
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CFS
Tin	Melt Metais e Ligas S/A	BRAZIL	CFS
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES	CFS
Tin	Metallo Chimique	BELGIUM	CFS
Tin	Mineração Taboca S.A.	BRAZIL	CFS
Tin	Minsur	PERU	CFS
Tin	Mitsubishi Materials Corporation	JAPAN	CFS
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CFS
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CFS
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CFS
Tin	Phoenix Metal Ltd.	RWANDA	Active
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA	CFS
Tin	PT Artha Cipta Langgeng	INDONESIA	CFS
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CFS
Tin	PT Babel Inti Perkasa	INDONESIA	CFS
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA	CFS
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA	CFS
Tin	PT Belitung Industri Sejahtera	INDONESIA	CFS
Tin	PT BilliTin Makmur Lestari	INDONESIA	CFS
Tin	PT Bukit Timah	INDONESIA	CFS
Tin	PT Cipta Persada Mulia	INDONESIA	CFS

Tin	PT DS Jaya Abadi	INDONESIA	CFS
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CFS
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA	CFS
Tin	PT Justindo	INDONESIA	CFS
Tin	PT Karimun Mining	INDONESIA	Active
Tin	PT Kijang Jaya Mandiri	INDONESIA	Active
Tin	PT Mitra Stania Prima	INDONESIA	CFS
Tin	PT Panca Mega Persada	INDONESIA	CFS
Tin	PT Prima Timah Utama	INDONESIA	CFS
Tin	PT Refined Bangka Tin	INDONESIA	CFS
Tin	PT Sariwiguna Binasentosa	INDONESIA	CFS
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA	CFS
Tin	PT Sukses Inti Makmur	INDONESIA	CFS
Tin	PT Sumber Jaya Indah	INDONESIA	CFS
TIN	PT Timah (Persero), Tbk	INDONESIA	CFS
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CFS
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA	CFS
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA	CFS
Tin	PT Wahana Perkit Jaya	INDONESIA	CFS
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CFS
Tin	Rui Da Hung	TAIWAN	CFS
Tin	Soft Metais Ltda.	BRAZIL	CFS
Tin	Thaisarco	THAILAND	CFS
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Active
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CFS
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CFS
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Yunnan Tin Company, Ltd.	CHINA	CFS
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CFS
Tungsten	ACL Metais Eireli	BRAZIL	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CFS
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CFS
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CFS
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CFS
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA	Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CFS
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CFS

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CFS
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CFS
Tungsten	H.C. Starck GmbH	GERMANY	CFS
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CFS
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CFS
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Active
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CFS
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	C
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CFS
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CFS
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CFS
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CFS
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Active
Tungsten	Kennametal Fallon	UNITED STATES	Active
Tungsten	Kennametal Huntsville	UNITED STATES	CFS
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CFS
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES	CFS
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CFS
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Active
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Active
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CFS
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CFS
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CFS
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CFS
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CFS
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Active
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CFS